UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 26, 2012

Date of Report (Date of earliest event reported)

FIRST COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 989 Bluefield, Virginia		24605-0989

(Address of principal executive offices)		(Zip Code)

(276) 326-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure

On January 26, 2012, the Company held a public conference call to discuss its financial results for the quarter and year ended December 31, 2011. The conference call was previously announced in the earnings release dated January 25, 2012. The following are the prepared remarks.

John M. Mendez – Chief Executive Officer

I think we highlighted things pretty well in the earnings release, but I do think it is important to note that a number of favorable trends emerged during the fourth quarter. Almost every key element of our operation showed some level of improvement from net interest margins, to non-interest revenues, to operating expenses, and loan loss provisions. It's unfortunate that accounting impairment overshadowed the sum effect of those favorable trends in our bottom-line performance.

We did incur a non-cash impairment of goodwill in the insurance segment, as well as an impairment charge on one mortgage bond. Absent the effect of these non-cash charges, core earnings from banking, wealth, and insurance operations showed very strong improvement over the comparable quarter in 2010. Core earnings were up 67% over the fourth quarter last year and resulted in a core ROA of 0.94%. So despite our bottom-line GAAP results we still feel very good about operations for the quarter.

We also continue to be pleased with the overall level of non-performing assets, despite some slight progression in non-accrual loans, our overall asset quality remained sound and comparatively better than industry averages. In fact our total non-performing assets remained quite low at 1.57% of total assets.

David D. Brown – Chief Financial Officer

Yesterday, we reported common net income for the fourth quarter of $2.9 million, or $0.17 per share. Core earnings for the quarter and the year came in strong at $5.1 million and $19.9 million, respectively.

I’d like to start off with one of the big highlights of the quarter. Net interest margin came in at 3.93%, an increase of 16 basis points from last quarter. Most of the increase was due to being fully invested for the better part of the quarter. This was a move we discussed about six months ago, and were able to settle on most of our securities purchases early the fourth quarter. The fourth quarter again showed a meaningful decrease in funding costs. The time deposit portfolio shrank by $27.6 million on average while the yield dropped 9 basis points. The yield on all interest-bearing funds was 1.21% for the quarter, a decline of 6 basis points from last quarter.

We made a $2.4 million provision for loan losses during the fourth quarter. Other real estate costs and losses amounted to $694 thousand, bringing total credit costs for the quarter to $3.1 million.

Wealth revenues decreased $50 thousand on a linked-quarter basis on weaker trust and brokerage revenues. Linked-quarter, deposit account service charges grew 1%, and other service charges and fees were about even. Insurance revenues were down linked quarter because of the sale of the two offices as well as a more difficult environment. We recognized roughly $1.5 million in impairment related to our last non-Agency mortgage bond. Increases in other operating income from last quarter were seen in secondary market mortgage income.

In the area of non-interest expense, fourth quarter efficiency ratio improved to 54.9%. Total salaries and benefits were down $506 thousand from the third quarter. The decrease was made up of $216 thousand in lower salaries and wages and decreased incentive compensation accruals of $224 thousand. Average total FTE’s for December were 629 compared to 633 for September and 669 for June. I still feel that we don’t see meaningful decreases in total FTE’s from here, rather we will likely have a few strategic additions and replacements to make in the branch network. Looking forward to 2012, we currently see total salaries and benefits of $34 million. Those costs are usually front-loaded, so we could see a meaningful increase from fourth to first quarters with that amount dropping lower through the year.

REO expenses and losses amounted to $694 thousand for the quarter, which is in line with third quarter. Ex-REO costs, other operating costs were roughly in line with last quarter. Within those other operating costs, increases in marketing expenses were offset by decreases in regulatory assessments.

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At the end of the period, total assets decreased $54 million. We experienced nice loan growth during the quarter of $21 million, an increase of 1.6% since September 30th. The CD portfolio declined $31 million between December 31st and September 30th and $28 million on average.

At December 31st, tangible book value per share was $11.40, an increase of 15 cents from September 31st. The Company and the Bank continue to be very well-capitalized with the Bank’s leverage ratio building to approximately 10.1%.

During the fourth quarter, we continued repurchase activity and bought 33,200 shares at an average price of $11.70. We continue to look for opportunities to repurchase shares. We certainly see expansion uses for the excess capital, but it’s hard to argue buying shares back at or below tangible book.

Gary R. Mills – Chief Credit Officer

The Company’s loan portfolio at year-end 2011 totaled $1.40 billion, representing a $21 million increase over third quarter and a $10 million increase over year-end 2010. The loan segments primarily responsible for the fourth quarter growth were the commercial real estate segment, which grew $11.6 million, and the owner occupied residential 1-4 segment which grew $12.0 million. It’s too premature to determine if this type of quarterly loan growth can be sustained, but we are certainly pleased with the efforts of our market personnel in generating this fourth quarter loan production.

The Company’s loan quality measures at December 31, 2011, continue to compare favorably to industry peers. Total delinquency measured 2.62%; remaining within a fairly tight band of 2.62% at year-end and 2.12% at June 30, 2011. Composition of fourth quarter total delinquency were loans 30-89 days past due of $12.1 million, or 0.87%, and non-accrual loans of $24.5 million, or 1.75%. I am especially pleased with the totals of the 30-89 day category as the fourth quarter is traditionally a difficult collection quarter. Our collection staff and market personnel are to be commended for this performance. Net charge-offs for the quarter were $2.6 million, or 0.75% annualized. For the year, net charge-offs totaled approximately $9.3 million as compared to approximately $12.5 million recorded for 2010. The provision for the fourth quarter and 12 months ended December 31, 2011, totaled $2.4 million and $9.1 million, respectively, which compares favorably to the provision for loan losses for the fourth quarter and 12 months ended December 31, 2010, of $3.7 million and $14.8 million, respectively. The allowance for loan and lease losses measured $26.2 million, or 1.88% of total loans, at year-end as compared to $26.4 million, or 1.92%, and $26.5 million, or 1.91%, as of 3rd quarter and year-end 2010, respectively.

The year-end OREO balance of $5.9 million was flat compared to third quarter, while representing an increase of $1.0 million over year-end 2010. While foreclosure activity remains relatively consistent with previous quarters, I anticipate sales activity within the winter season may decline resulting in some upward movement in OREO balances over the next quarter or so.

Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits hereto, may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date:	January 27, 2012	By:	/s/ David D. Brown

David D. Brown
Chief Financial Officer

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